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                                 Exhibit 23.1
                                 ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

An independent public accounts, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this S-1 registration statements No. 333-87607.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Los Angeles, California
November 17, 2000